Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Maxwell Technologies, Inc., of our reports, dated March 5, 2010, relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Maxwell Technologies, Inc. for the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP

San Diego, California

August 6, 2010